Exhibit 10.1
                  CCA Industries, Inc. Audit Committee Charter
                                     Status

The Audit Committee is a committee of the Board of Directors.

                                    Membership

The Audit Committee shall consist of three or more directors, all of whom, in the judgment of the Board of Directors, shall be independent in accordance with the American Stock Exchange listing standards. Each member shall, in the judgment of the Board of Directors, have the ability to read and understand the Company's basic financial statements or shall, at the time of appointment, undertake training for that purpose. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall, in the judgment of the Board of Directors, have accounting or related financial management expertise in accordance with the American Stock Exchange listing standards.

                                      Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of (a) the integrity of the Company's financial statements and internal controls, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence and (d) the performance of the Company's independent auditor. Except, as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

                                   Responsibilities

1. Select and retain (subject to approval by the Company's stockholders), and terminate when appropriate, the independent auditor, set the independent auditor's compensation, and pre-approve all audit services to be provided by the independent auditor.

2. Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted not-audit services.

3. Receive and review: (a) a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review or peer review of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

4. At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

5.   Review the independent auditor: (a) the scope and results of the audit;
(b) any problems or difficulties that the auditor encountered in the course of the auditor work, and management's response; and (c) any questions, comments or suggestion the auditor may have relating to the internal controls, and accounting practices and procedures of the Company or its subsidiaries.

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6.   Review with the independent auditor and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management's reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect to thereto as may be deemed appropriate.

7. Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company's disclosures under the "Management's Discussion and Analysis of the Financial Condition and Results of Operations," (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the terms required by the Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements, and Statement of Auditing Standards 71 as in effect in the case of the quarterly statements.

8. Recommend to the Board of Directors, based on the review described in paragraphs 4 and 7 above, whether the financial statements should be included in the annual report on Form 10-K.

9. Review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

10. Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

11. Review: (a) the status of compliance with laws, regulations, and internal procedures, and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

12. Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters.

13. Establish policies for the hiring of employees and former employees of the independent auditor.

14. Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

15. Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

                                    Meetings

The Audit Committee shall meet as such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

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